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                                                                      EXHIBIT 13

                                                                 August 30, 1996

Magna Acquisition Corporation
c/o Magna International Inc.
36 Apple Creek Boulevard
Markham, Ontario L3R 4Y4

     The undersigned, as the lawful owner of the number of shares of Douglas & Lomason Company Common Stock, par value $2.00 per share, (the "Stock") set forth below, hereby agrees to tender, and not withdraw except if a superior offer is recommended by the Board of Directors of Douglas & Lomason Company, the Stock into a cash tender offer to be commenced by you for the Stock on September 5, 1996 upon the terms and conditions as set forth in the offering documents relating to such tender offer.

Witness:

/s/ JERI CRUMLEY                          /s/ ANNE L. BRAY
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                                          Anne L. Bray
/s/ DONNA HOOD
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Number of Shares: 275,833